Exhibit 5.1


                               DAVIS & GILBERT LLP
                                 1740 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 468-4800




                                                  February 21, 2002


Paradise Music and Entertainment, Inc.
53 West 23rd Street
New York, New York 10010

        Re: Paradise Music & Entertainment, Inc. 2002 Employee Stock Compensation Plan

Ladies and Gentlemen:

        We have acted as counsel to Paradise Music & Entertainment, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission with respect to an aggregate of 5,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), that may be issued under the Paradise Music & Entertainment, Inc. 2002 Employee Stock Compensation Plan (the "Plan").

        We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

        Based upon and subject to the foregoing, we are of the opinion that when issued by the Company in accordance with the terms and conditions of the Plan and following the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     DAVIS & GILBERT LLP